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As filed with the United States Securities and Exchange Commission on September 17, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DOT HILL SYSTEMS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3460176 (I.R.S. Employer Identification Number)

6305 El Camino Real
Carlsbad, California 92009
(760) 931-5500
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

James L. Lambert
Chief Executive Officer and President
Dot Hill Systems Corp.
6305 El Camino Real
Carlsbad, California 92009
(760) 931-5500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Thomas A. Coll, Esq. Cooley Godward LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000	Craig W. Adas, Esq. Weil, Gotshal & Manges LLP 201 Redwood Shores Parkway Redwood Shores, California 94065 (650) 802-3000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-107756

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common stock, par value $0.001 per share(4)	1,150,000	$15.50	$17,825,000	$1,442.04(5)

(1)
Includes 150,000 shares subject to the underwriters' over-allotment option.

(2)
Estimated in accordance with Rule 457(a) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee.

(3)
Calculated by multiplying 0.0000809 by the proposed maximum aggregate offering price.

(4)
Includes associated rights to purchase shares of the registrant's Series A Junior Participating Preferred Stock.

(5)
The registrant certifies to the Securities and Exchange Commission that it has instructed its bank to pay to the Securities and Exchange Commission the filing fee of $1,442.04 for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on September 18, 2003); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on or before September 18, 2003.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Registration Statement on Form S-3 is being filed with respect to the registration of additional shares of common stock, par value $.001 per share, of Dot Hill Systems Corp., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

        The registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 as amended, (No. 333-107756), declared effective by the Securities and Exchange Commission on September 17, 2003, including each of the documents filed by the registrant and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The required opinions and consents are listed on an exhibit index attached hereto and filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 17, 2003.

DOT HILL SYSTEMS CORP.

By:	/s/ JAMES L. LAMBERT
	Name:	James L. Lambert
	Title:	Chief Executive Officer, President, Chief Operating Officer and Director

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES L. LAMBERT (James L. Lambert)	Chief Executive Officer, President, Chief Operating Officer and Director (PRINCIPAL EXECUTIVE OFFICER)	September 17, 2003
/s/ PRESTON S. ROMM* (Preston S. Romm)	Chief Financial Officer, Vice President, Finance, Secretary and Treasurer (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)	September 17, 2003
/s/ CHARLES F. CHRIST* (Charles F. Christ)	Chairman of the Board of Directors	September 17, 2003
/s/ BENJAMIN BRUSSELL* (Benjamin Brussell)	Director	September 17, 2003
/s/ NORMAN R. FARQUHAR* (Norman R. Farquhar)	Director	September 17, 2003
/s/ CHONG SUP PARK* (Chong Sup Park)	Director	September 17, 2003
/s/ WILLIAM R. SAUEY* (William R. Sauey)	Director	September 17, 2003
*By:	/s/ JAMES L. LAMBERT (James L. Lambert, Attorney in Fact)

INDEX TO EXHIBITS

Exhibit Number	Description of Document
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Deloitte & Touche LLP, independent auditors.
23.2	Consent of Cooley Godward LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated herein by reference to Registration Statement No. 333-107756).

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EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SIGNATURES
INDEX TO EXHIBITS